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                                                                    Exhibit C(3)

                           CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       COMPUTER TRANSCEIVER SYSTEMS, INC.

               __________________________________________________

            Pursuant to Section 805 of the Business Corporation Law

              ____________________________________________________


     The undersigned, being the duly elected President and Secretary, respectively, of Computer Transceiver Systems, Inc. (the "Corporation"), hereby certify as follows:

     1.  The name of the Corporation is Computer Transceiver Systems, Inc.

     2. Its Certificate of Incorporation was filed with the Secretary of State on March 13, 1968, under the original name of Portronic Terminals, Inc.

     3. This Amendment is to change 2,811,603 common shares outstanding, .001 par value, to 112,464 common shares outstanding, $.01 par value, the terms of the change being at a rate of 1 issued common share, $.01 par value for each 25 issued common shares, $.001 par value with, the rounding up of all fractional shares; and to change the authorized common shares from 5,000,000 common shares with a par value of $.001 to 15,000,000 common shares with a par value of $.01. There will be 14,887,536 shares authorized but unissued.

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     4.  Article "FOURTH" of the Certificate of Incorporation, relating to authorized shares, is hereby revised and amended so as to read in its entirety as follows:

          "FOURTH".  The Company shall enter into a 1 for twenty five reverse
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          split of its Common Stock, with the rounding up of all fractional shares. The number of authorized shares outstanding shall be 112,464 with a par value of $.01. The number of authorized but unissued shares shall be 14,887,536, with a par value of $.01. The Corporation shall be authorized to issue a single class of 15,000,000 shares of Common Stock with a par value of $.01 each.

     5. The foregoing amendment to the Certificate of Incorporation was authorized by the directors of the Corporation and by a vote of the holders of more than fifty-six (56%) percent of the outstanding shares entitled to vote thereon by written consent of the shareholders of the Corporation.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to the Certificate of Incorporation this 26th day of February, 1998, and affirm that the statements contained therein are true and correct under the penalties of perjury.

                                    /s/ Thomas J. Tully
                                    -------------------
                                    THOMAS J. TULLY, PRESIDENT

                                    /s/ Ronal C. Byer
                                    -----------------
                                    RONALD C. BYER, SECRETARY

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